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                    [Letterhead of Deloitte Touche Tohmatsu]
                              Our Ref: 560540.DOC
                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants of Trinet Venture Capital Ltd., we hereby consent to the incorporation of our report dated March 14, 2000, included in Form 1O-K of Ampal-American Israel Corporation for the year ended December 31, 1999 (relating to the financial statement of Trinet Venture Capital Ltd. not included herein), into Ampal-American Israel Corporation's previously filed Registration Statements No. 33-51023 and No. 33-55137.


/s/ Brightman, Almagor & Co.
BRIGHTMAN ALMAGOR & CO.

Certified Public Accountants

A member of Deloitte Touche Tohmatsu

March 27, 2000.